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                                                                  Exhibit 99.2

FOR MORE INFORMATION:
Med Diversified
Angeline Cook
904-543-1066
acook@meddiv.com


                             CEO LETTER TO EMPLOYEES

[THE FOLLOWING CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. WE INTEND SUCH STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. OUR ABILITY TO PREDICT RESULTS IS INHERENTLY UNCERTAIN AND SUBJECT TO VARIOUS RISKS IDENTIFIED IN OUR PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.]

To All Med Diversified Employees:

We are in the process of making some changes at Med Diversified to improve our financial health and operational efficiency and to increase our ability to deliver high-quality care to our clients. I'd like to walk you through our business goals and the issues we anticipate affecting our company. As a team, it is important we all understand these challenges and how we intend to overcome them. But first, as in past letters, I'd like to highlight our company's recent successes.

HIGHLIGHTS FROM THE MED DIVERSIFIED FAMILY OF COMPANIES

The hustle and bustle of the winter holidays will soon be upon us, which also marks the busiest time for our company. Like all of us, most patients in a hospital or long-term facility want to spend the holidays with their family and friends. Caretakers make a special push to get these individuals well enough for home care, which means our client census increases significantly.

These are the times when we rise to the occasion and provide not only quality health care services, but also a service to our communities. It brings us joy to see our clients smile as they are reunited with family and friends at home. This is a big part of what keeps us all in the health care industry.

We are indeed dedicated, and we all worked tremendously hard this summer. I know many of us even neglected to take any personal time off to spend with family and friends. I would like to thank everyone for this dedication, as well as the sacrifices you and your families may have made on behalf of MED. Our clients and their families are and will be especially grateful. Through your efforts, we have continued to make progress since my last letter. Here are some of the highlights:

TENDER LOVING CARE

The TLC company structure has been reorganized to include four geographic regions, each headed by a regional vice president ("RVP"). A general manager leads each local office and reports directly to his or her respective RVP. Each general manager has a track record for quality clinical care, adherence to corporate clinical standards and capacity for bottom-line results.


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Additionally, Tender Loving Care is highlighting the growth of its Restore(TM)
Family Behavioral Health in-home psychiatric nursing program. The program services senior citizens with chronic illness, Alzheimer's disease and dementia, as well as med-surg patients suffering from depression. Locations participating in the program include Western New York, Arizona, Michigan and Florida, which collectively have enrolled more than 500 patients in the program.

CHARTWELL DIVERSIFIED SERVICES, INC.

I am happy to announce Mr. Roy M. Serpa has been promoted to president of Chartwell Diversified Services, Inc. ("CDSI"). In this new role, Roy will be responsible for overseeing the operations of Chartwell Care Givers, Chartwell Community Services ("CCS"), Chartwell Home Therapies, Chartwell Management Company and Resource Pharmacy. Since Roy joined the company two years ago as vice president of CCS, I have given him some of our most difficult assignments and his performance has been outstanding. Under his leadership, CCS grew into the number-one leader in its market with an excellent compliance record and positive cash flow. His 18 years of experience in the health care industry includes a successful position as vice president at Texas-based IMS/Concepts of Care in Texas, a $90 million home health care company, and sales and sales management positions with Medisys, Inc., HMSS, Inc., and Abbott Labs. I have tremendous confidence in his ability to lead Chartwell's operations.

The Chartwell sub-companies have their own operational highlights to report:

CHARTWELL CARE GIVERS ILLINOIS centralized and fully integrated its reimbursement operations into a single location to streamline its operational processes, communication and software systems. This allows the branch to decrease its days sales outstanding (DSO) and will provide anticipated, substantial cost savings.

CHARTWELL CARE GIVERS NEW JERSEY is marketing to area hospitals its "Early Discharge Program," which encourages hospitals to discharge Medicare and indigent patients to their homes to be serviced by Chartwell to continue their infusion therapies. Chartwell is reimbursed directly by the hospitals. This program is a win-win-win situation for everyone. Chartwell receives new clients, the hospitals pay Chartwell at a cost considerably less than what they would spend to treat these patients in-house, and the patients are able to recover in the comfort of their own homes. Response from the hospitals has been favorable; they are receptive to reducing their own costs while knowing these patients are receiving outstanding care at home from Chartwell.

CHARTWELL COMMUNITY SERVICES will finish rolling out its new employee orientation program this month. The orientation is part of the company's standardization project to make operations consistent among offices. The orientation program is expected to increase employee accountability, decrease re-work efforts and employee turnover, and improve employee satisfaction.

Additionally, the CCS office in Abilene, TX, recently earned compliance audit scores of 97.2% and 100% for its Community Based Alternatives (CBA) and Primary Home Care and Family Care Services (PHC/FC) programs, respectively. These are tremendous scores, since the required minimum is 90%. Both programs also earned an outstanding 100% in fiscal monitoring scores.

CHARTWELL MANAGEMENT COMPANY hosted the quarterly meeting of National Centers of Excellence general managers in early October. They reviewed past performance, discussed changes they anticipate in the industry and shared challenges and successes.


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Additionally, MED anticipates forming exclusive, long-term marketing and sales agreements between Chartwell and TLC. These agreements will allow us to cross-sell our services and leverage an increased client base. This arrangement should provide the MED companies a unique opportunity to grow our business from within.


CORPORATE DEVELOPMENTS AND STRATEGY
I am pleased to announce that Mr. James K. Happ has joined our company as president of Med Diversified. He has 16 years of experience in home health care, including executive management positions with the Dallas-based Columbia Homecare Group, Inc.; with Olsten of Columbus, a home care and staffing services franchise of the Olsten Corporation; and with Interim Service, Inc., a Florida-based staffing and home care company. Jim comes to us from National Century Financial Enterprises, MED's primary lender, where he was executive vice president. With his extensive background in both finance and home health care, Jim is very well suited to help achieve the objectives we have set for the company.

As previously disclosed, Mr. John J. Collura, an executive at Gentiva Health Services, Inc. prior to joining Med Diversified as president, was notified by Accredo Health Services that he was potentially in violation of contractual obligations relating to non-competition. It was mutually agreed by the Company and Mr. Collura that termination of his employment with the Company would avoid potential future distractions as we continue to restructure our operations. We wish John the best of luck in his future endeavors.

Last year we consolidated the corporate offices of Chartwell and e-Medsoft.com when they merged to form Med Diversified. This was an expected and necessary action to reduce redundancies and operate our company more efficiently. This year our plan has been to integrate the corporate operations of MED and TLC. The execution of this plan has been ongoing and will be complete by the end of the year.


BUSINESS GOALS

We can look ahead to the third and fourth quarters of fiscal year 2003, which will be pivotal for the financial success of our companies. We will continue to look at strategic options for recapitalizing our balance sheet and for unveiling hidden value within MED. This may require the company to sell certain assets and/or spin out certain divisions to create shareholder value and to pay down debt obligations. We must also execute on the following initiatives for our company to achieve financial health:

     o The management teams of MED and TLC must finish the final stages of integration by December 31, 2002.

     o We must decrease our overall days sales outstanding by 10 percent in the third quarter and another 10 percent in the fourth quarter.

     o   We must be vigilant in our efforts to conserve cash.

     o Tender Loving Care's revenue must exceed $72 million for the third and fourth quarters.

     o The Chartwell division must continue its pace of growth while keeping expenses flat.

     o   We must be able to control expenses across all MED companies.


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     o   We must continue our plan to launch our health care informatics company, a clinical data reseller, by January 1, 2003.


LOOKING AHEAD
This company has two priorities: one, we must provide outstanding health care, and, two, we must make the right business decisions to create an enduring enterprise. Neither obligation must be compromised. With this in mind, I must comment on the government's recent decision to decrease Medicare reimbursements by five percent.

We are still very bullish on the alternate site health care industry; the unit growth in this segment continues to be robust. However, I am concerned about the impact that reduced Medicare reimbursements could have on Tender Loving Care. This decrease, if not offset by expense reductions and margin improvement, will be devastating for TLC. While we have already reduced the subsidiary's expenses by $25 million this year, the cuts are now not enough to achieve our targeted goal of ten percent EBITDA. Furthermore, we cannot wait for TLC revenue to grow in order to cover this five percent Medicare decrease. We must reduce TLC's expenses swiftly to make up for the reimbursement cut.

A task team has been formed to address this issue and I expect the necessary restructuring to be fully implemented by the end of the year. We must give all effort and energy to this plan. Additionally, it is extremely important to increase our sales efforts in parallel to the cost reduction initiative.

The other issue raised by the Medicare reimbursement decrease is client care. Under absolutely no circumstances must our quality of care ever be diminished. If taking on a particular referral forces us to lower our quality of care in order to make a profit, then we must decline taking on that referral. Our company was built on quality; we must never compromise this aspect of our business. I am confident we will be able to execute our plans and achieve the goals outlined above while always maintaining the highest quality of care.

Thank you for your attention and continued dedication.

Sincerely,

Frank P. Magliochetti, Jr.

About Med Diversified
Med Diversified operates companies in various segments within health care industry, including pharmacy, home infusion, multi-media, management, clinical respiratory services, home medical equipment, home health services and other functions. For more information, see http://www.meddiversified.com.

STATEMENTS IN THIS NEWS RELEASE THAT RELATE TO MANAGEMENT'S EXPECTATIONS, INTENTIONS OR BELIEFS CONCERNING FUTURE PLANS, EXPECTATIONS, EVENTS AND PERFORMANCE ARE "FORWARD LOOKING" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS INCLUDE ASSUMPTIONS, BELIEFS AND OPINIONS RELATING TO THE COMPANY'S BUSINESS STRATEGY, MANAGEMENT'S ABILITY TO SATISFY INDUSTRY AND CONSUMER NEEDS WITH ITS PRODUCTS AND SERVICES AND, HEALTH-CARE INDUSTRY TRENDS. MANAGEMENT'S FORWARD-LOOKING STATEMENTS FURTHER ASSUME THAT THE COMPANY WILL BE ABLE TO SUCCESSFULLY DEVELOP AND EXECUTE ON ITS STRATEGIC RELATIONSHIPS. MANY KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS AND RISK FACTORS DETAILED FROM TIME TO TIME IN NEWS RELEASES AND THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY CAUSE THESE FORWARD-LOOKING STATEMENTS TO BE INCORRECT IN WHOLE OR IN PART. THE INVESTOR SHOULD REVIEW SUCH PUBLIC FILINGS TO GET A COMPREHENSIVE PICTURE AND ANALYSIS OF ALL CONDITIONS AND CIRCUMSTANCES. THE COMPANY EXPRESSLY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS. ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS SET OUT ABOVE, INCLUDING, WITHOUT LIMITATION, INTEGRATION OF BUSINESS AND MANAGEMENT ASSOCIATED WITH THE COMPANY'S BUSINESS RELATIONSHIPS AND ACQUISITIONS, ACCEPTANCE BY CUSTOMERS OF THE COMPANY'S PRODUCTS AND SERVICES, COMPETITION IN THE HEALTH-CARE MARKET, GOVERNMENT REGULATION OF HEALTH CARE, THE COMPANY'S LIMITED OPERATING HISTORY, GENERAL ECONOMIC CONDITIONS, AVAILABILITY OF CAPITAL AND OTHER FACTORS.


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